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EXHIBIT 99.1

COMPANY PRESS RELEASE
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SOURCE: SGD HOLDINGS, LTD.

               SGD HOLDINGS, LTD. FILES FOR BANKRUPTCY PROTECTION

ADDISON, TX (PR NEWSWIRE)-JANUARY 20, 2005- SGD HOLDINGS, LTD. (OTCBB:SGDD), ("SGD") announced today that it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Chapter 11 allows a company to continue operating in the ordinary course of business and to maximize recovery for the company's stakeholders. The filing will enable the company to continue to conduct business as usual while it develops a reorganization plan.

ABOUT SGD HOLDINGS, LTD.

SGD Holdings, Ltd., through its subsidiary, is a wholesaler of fine jewelry, offering both gold and silver jewelry to retailers throughout the United States.

Safe Harbor Act Disclaimer: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matter discussed, the successful negotiation of the potential acquisition and disposal of transactions described above, successful implementation of the Company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-KSB filings with the Securities and Exchange Commission.


For more information, contact:
SGD HOLDINGS, LTD.
ATTN: TERRY WASHBURN
PHONE: (817) 675-4319